Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
May 14, 2009

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES NET INCOME UP 31% FOR THE QUARTER

DENVER, COLORADO, May 14, 2009  Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2009. Total dental group practice revenue increased $87,000, or 0.6%, to $15.3 million. Net revenue increased $94,000, or 1.0%, to $9.0 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) increased $214,000, or 11.9%, to $2.0 million from $1.8 million. Net income for the quarter ended March 31, 2009 increased $159,000 or 30.8% to $677,000 compared to $518,000 for the same period of 2008.  Earnings per share increased 52.8%, to $.36 for the quarter ended March 31, 2009 compared to $.24 for the quarter ended March 31, 2008.

The increase in net revenue of $94,000 in the quarter ended March 31, 2009 consisted of an increase in same store net revenue from specialty dentistry of $94,000 along with a de novo office the Company opened in May 2008 producing $45,000 in net revenue offset by a decrease in same store net revenue from general dentistry of $46,000.  Despite a slight increase in net revenue for the quarter ended March 31, 2009 compared to the quarter ended March 31, 2008, the Company believes it continues to experience a general weakness in the economy in its markets

The increase in total dental group practice revenue and net revenue in the 2009 quarter versus the 2008 quarter was accomplished with two fewer revenue producing days in the quarter ended March 31, 2009 compared to the quarter ended March 31, 2008.  In addition, cost containment measures implemented by the Company during 2008 favorably affected the Company’s profitability in the 2009 quarter relative to the 2008 quarter.  Fred Birner, Chief Executive Officer stated, “We are very pleased with the operating performance achieved by the Company in the quarter particularly in light of the weak  economic environment.”

During the first quarter of 2009, the Company had capital expenditures of $100,000, purchased 6,106 shares of its Common Stock for approximately $69,000, distributed $317,000 in dividends to its shareholders, and decreased total bank debt outstanding by $1.4 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 61 dental offices, of which 35 were acquired and 26 were de novo developments.  At March 31, 2009, the Company had 113 general and specialty dentists affiliated with the organization.  The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2009 on Thursday, May 14, 2009 at 9:00 a.m. MT. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. To participate in this conference call, dial in to 1-866-283-8244 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on May 14, the rebroadcast number is 1-888-266-2081 with the pass code of 1357183. This rebroadcast will be available through May 28, 2009.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA.  The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects, performance in 2009 and other future periods and the current economic environment. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended
	March 31,
	2008		2009

NET REVENUE:	$8,946,997	(1)	$9,040,511	(1)

DIRECT EXPENSES:
Clinical salaries and benefits	2,667,975		2,576,545
Dental supplies	594,185		539,149
Laboratory fees	652,713		637,962
Occupancy	1,185,680		1,213,926
Advertising and marketing	107,449		84,932
Depreciation and amortization	601,014		617,610
General and administrative	1,170,015		1,161,960
	6,979,031		6,832,084

Contribution from dental offices	1,967,966		2,208,427

CORPORATE EXPENSES:
General and administrative	941,104	(2)	975,189	(2)
Depreciation and amortization	23,469		22,389

Operating income	1,003,393		1,210,849

Interest expense	77,628		42,415

Income before income taxes	925,765		1,168,434
Income tax expense	408,208		491,408

Net income	$517,557		$677,026

Net income per share of Common Stock - Basic	$0.25		$0.36

Net income per share of Common Stock - Diluted	$0.24		$0.36

Cash dividends per share of Common Stock	$0.17		$0.17

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,111,085		1,860,320

Diluted	2,200,230		1,883,528

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was  $15,254,252 for the three months ended March 31, 2008, and $15,341,714 for the three months ended March 31, 2009.

(2)
Corporate expense - general and administrative includes $173,413 related to stock-based compensation expense in the three months ended March 31, 2008, and $164,178 related to stock-based compensation expense in the three months ended March 31, 2009.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2008	2009
	**	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,234,991	$1,265,726
Accounts receivable, net of allowance for doubtful accounts of $290,688 and $280,026, respectively	2,875,732	3,132,356
Deferred tax asset	195,091	251,929
Prepaid expenses and other assets	418,653	678,046

Total current assets	4,724,467	5,328,057

PROPERTY AND EQUIPMENT, net	3,887,919	3,534,366

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,621,918	10,435,236
Deferred charges and other assets	160,289	151,956

Total assets	$19,394,593	$19,449,615

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,551,851	$1,558,785
Accrued expenses	1,462,258	1,502,776
Accrued payroll and related expenses	1,714,550	2,300,634
Income taxes payable	371,569	756,650
Current maturities of long-term debt	920,000	920,000

Total current liabilities	6,020,228	7,038,845

LONG-TERM LIABILITIES:
Deferred tax liability, net	618,913	619,778
Long-term debt, net of current maturities	5,988,202	4,580,000
Other long-term obligations	259,678	242,745

Total liabilities	12,887,021	12,481,368

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,863,587 and 1,857,481 shares issued and outstanding, respectively	-	-
Treasury Stock purchased in excess of Common Stock basis	(266,786)	(171,671)
Retained earnings	6,817,449	7,178,704
Accumulated other comprehensive loss	(43,091)	(38,786)

Total shareholders' equity	6,507,572	6,968,247

Total liabilities and shareholders' equity	$19,394,593	$19,449,615

**  Derived from the Company’s audited consolidated balance sheet at December 31, 2008.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists, dental hygienists and dental assistants and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is a non-GAAP measure that is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles  (“GAAP”).  The table below reconciles total dental group practice revenue to net revenue.

	Quarters
	Ended March 31,
	2008	2009

Total dental group practice revenue	$15,254,252	$15,341,714
Less - amounts retained by dental offices	(6,307,255)	(6,301,203)

Net revenue	$8,946,997	$9,040,511

Adjusted EBITDA is not a GAAP measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – corporate, stock-based compensation expense related to SFAS 123(R), interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2008	2009
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$517,557	$677,026
Add back:
Depreciation and amortization - Offices	601,014	617,610
Depreciation and amortization - Corporate	23,469	22,389
Stock-based compensation expense	173,413	164,178
Interest expense, net	77,628	42,415
Income tax expense	408,208	491,408

Adjusted EBITDA	$1,801,289	$2,015,026